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                                                                    EXHIBIT 21.1


                       SUBSIDIARIES OF REALNETWORKS, INC.



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
Entity                                         Jurisdiction
------                                         ------------
RealNetworks, Ltd.                             United Kingdom
RealNetworks K.K.                              Japan
RealNetworks, SARL                             France
RealNetworks GmbH                              Germany
RealNetworks Australia Pty. Limited            Australia
RealNetworks of Brazil LtDA                    Brazil
RealNetworks Hong Kong, Limited                Hong Kong
RealNetworks of Mexico, Inc.                   Mexico
RealNetworks Singapore Pte Limited             Singapore
RealNetworks Korea, Ltd.                       South Korea
RealNetworks E-Commerce LLC                    Delaware
RealNetworks Investments LLC                   Delaware
Aegisoft Corp.                                 Delaware
NetZip, Inc.                                   Georgia
Xing Technology Corporation                    California
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